EXHIBIT 5.1
                                                              -----------


                             August 27, 2009



   First Mid-Illinois Bancshares, Inc.
   1515 Charleston Avenue
   Mattoon, Illinois 61938


   Ladies and Gentlemen:


        First Mid-Illinois Bancshares, Inc. (the "Company") has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 300,000 shares of the Company's common stock, par value $4.00 per share (the "Common Stock"), and related Common Stock Purchase Rights, to be offered and sold pursuant to the Amended and Restated Dividend Reinvestment Plan (the "Plan").

        In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

        Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, (i) the Company has been duly organized and is an existing corporation in good standing under the laws of the State of Delaware, and (ii) the shares of Common Stock to be issued by the Company pursuant to the Plan have been duly authorized and, when issued in accordance with the Plan, will be legally and validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the General Corporation Law of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of Delaware and the Delaware Constitution) and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

        The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.



        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           SCHIFF HARDIN LLP


                                           By:  /s/ Peter L. Rossiter
                                                -------------------------
                                                    Peter L. Rossiter